UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016
NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2016, each of the principal executive officer, principal financial officer and the other named executive officers (collectively the “NEOs”) of NuStar GP, LLC, the general partner of the general partner of NuStar Energy L.P. (the “Partnership”), entered into an Amended and Restated Change of Control Severance Agreement (the “Amended and Restated Agreements”) with the Partnership and NuStar Services Company LLC, a wholly owned subsidiary of the Partnership (the “Employer”). The Amended and Restated Agreements replace the Change of Control Severance Agreements previously entered into by the NEOs, NuStar GP, LLC and the Partnership (the “Previous Agreements”) and reflect the previously disclosed assignment by NuStar GP, LLC to the Employer of NuStar GP, LLC’s employees and related benefit plans, programs, contracts and policies.

The Previous Agreements contained three ‘tiers’ of compensation and benefits based on each NEO’s position (President/CEO, Senior Vice President and Vice President), with each tier corresponding to a certain severance multiple used to calculate the total compensation and benefits to be provided to the NEO upon a Change of Control and termination of the NEO’s employment without Cause or resignation by the NEO for Good Reason (as such capitalized terms are defined in the Previous Agreements). A description of the Previous Agreements and the compensation and benefits available to each of the NEOs thereunder is provided under the heading “Potential Payments Upon Termination or Change of Control” on pages 137-140 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, which description (the “Previous Agreement Description”) is incorporated herein by reference.

The Amended and Restated Agreements are substantially the same as the Previous Agreements, with modifications to the Previous Agreements to: (i) reflect NuStar Services Company LLC as the Employer; (ii) create a new tier and corresponding severance multiple for Executive Vice Presidents (of which NuStar GP, LLC had none when the Previous Agreements were adopted) while retaining the existing severance multiple tiers contained in the Previous Agreements; (iii) align each NEO with the applicable severance multiple to reflect each NEO’s promotions and associated changes in position since entering into the Previous Agreements; (iv) add a requirement that the NEO execute a release of claims against the Partnership, the Employer and the Affiliated Companies (as defined in the Amended and Restated Agreements) in order to be eligible to retain compensation and benefits provided under the Amended and Restated Agreements; and (v) reflect legal developments since the Previous Agreements.

The following table sets forth the severance multiple applicable to each officer position for individuals with Amended and Restated Agreements:

Officer Position	Severance Multiple
Chief Executive Officer	3
Executive Vice President	2.5
Senior Vice President	2
Vice President	1.5

The following table sets forth the severance multiple applicable to each NEO under their respective Previous Agreements and Amended and Restated Agreements, illustrating the revisions necessary to align each NEO with the applicable severance multiple to reflect their respective promotions and associated changes in position since entering into the Previous Agreements:

NEO	Current Officer Position	Severance Multiple under Previous Agreement	Severance Multiple under Amended and Restated Agreement
Bradley C. Barron	President and Chief Executive Officer	2	3
Thomas R. Shoaf	Executive Vice President and Chief Financial Officer	2	2.5
Mary Rose Brown	Executive Vice President and Chief Administrative Officer	2	2.5
Amy L. Perry	Senior Vice President, General Counsel-Corporate & Commercial Law and Corporate Secretary	1.5	2
Karen M. Thompson	Senior Vice President and General Counsel-Litigation, Regulatory and Environmental	1.5	2

The Employer and the Partnership anticipate that they will enter into Amended and Restated Agreements with NEOs and other members of management in the future as necessary to continue to align each such individual with the applicable severance multiple to reflect future promotions and associated changes in position.

The foregoing description of the Amended and Restated Agreements does not purport to be complete, is supplemented by the Previous Agreement Description (which is incorporated herein by reference) and is qualified in its entirety by the full text of the form of Amended and Restated Agreement. The form of Amended and Restated Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit

Exhibit 10.1	Form of Amended and Restated Change of Control Severance Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: August 4, 2016			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 10.1	Form of Amended and Restated Change of Control Severance Agreement

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